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                                                                  LAW DEPARTMENT
                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                                               ONE GRANITE PLACE
                                                    CONCORD, NEW HAMPSHIRE 03301

                                FREDERICK C. TEDESCHI, ASSOCIATE GENERAL COUNSEL
                                                             Phone: 603-226-5105
                                                               Fax: 603-226-5448
                                                      Frederick.Tedeschi@LFG.com
April 2, 2007

Lincoln Life & Annuity Company of New York
100 Madison Street, Suite 1860
Syracuse, New York 13202

Re: Lincoln Life & Annuity Flexible Premium Variable Life Account M
    Lincoln Life & Annuity Company of New York
    Registration Statement on Form N-6

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by Lincoln Life & Annuity Company of New York ("Lincoln New York"), on behalf of its Lincoln Life & Annuity Flexible Premium Variable Life Account M (the "Separate Account"), of an initial Registration Statement on Form N-6 under the Securities Act of 1933 (the "Act") and an Amendment to Registration Statement under the Investment Company Act of 1940 (File No. 811-08559) (the "Registration Statement"). The Registration Statement covers an indefinite amount of interests under the variable portion of a flexible premium variable universal life insurance policy (the "Policy"), previously registered with the U. S. Securities and Exchange Commission. Premiums paid under the Policies may be allocated by Lincoln New York to the Separate Account in accordance with the owners' directions.

In the course of preparing this opinion, I have made such examination of law and have examined such records and documents as I considered appropriate as a basis for the opinion hereinafter expressed.

Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Separate Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Separate Account.

I consent to the use of this opinion as an Exhibit to the Registration
Statement.

Sincerely,

/s/ Frederick C. Tedeschi

Frederick C. Tedeschi
Associate General Counsel